                                   POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned,
constitutes  and  appoints  Tane T. Tyler and  Mitchell J.  Lindauer each as my true and lawful  attorney-in-fact  and  agent,  with full power of substitution and resubstitution,  for me and in my capacity as a  Trustee  of  Oppenheimer  Main  Street  Small  Cap  Fund  (the
"Fund"),  to sign on my behalf any and all  Registration  Statements
(including   any    post-effective    amendments   to   Registration
Statements)  under  the  Securities  Act  of  1933,  the  Investment
Company Act of 1940 and any amendments and supplements  thereto, and proxy  statements or other documents in connection  thereunder,  and to file the same, with all exhibits thereto,  and other documents in
connection   therewith,   with  the  U.S.  Securities  and  Exchange
Commission,  granting unto said  attorneys-in-fact  and agents,  and each of them,  full power and  authority  to do and perform each and every act and thing  requisite and necessary to be done in and about the  premises,  as fully as to all intents  and  purposes as I might or could do in person,  hereby  ratifying  and  confirming  all that said  attorneys-in-fact  and agents,  and each of them, may lawfully do or cause to be done by virtue hereof.
..

Dated this 28th day of June, 2004

------------------------
Robert G. Avis

Witness:_______________________________
        Kathleen Ives
        Assistant Secretary